Exhibit 99.1

Asure Announces Fourth Quarter and Full Year 2025 Results

Fourth Quarter 2025 Revenues of $39.3 Million up 28% year over year

Fourth Quarter 2025 Net Income $0.8 Million versus Net Loss of $3.2 Million in prior year

Fourth Quarter 2025 Adjusted EBITDA(1) increased 82% to $11.4 Million year over year

Full Year 2025 Revenues increased 17% to $140.5 Million year over year

AUSTIN, TX – February 26, 2026 – Asure Software, Inc. (Nasdaq: ASUR), a leading provider of cloud-based Human Capital Management software solutions, today reported results for the fourth quarter and full year ended December 31, 2025.

Fourth Quarter 2025 Financial Highlights*

•Revenue of $39.3 million, up 28%
•Recurring revenue of $33.7 million, up 18% from $28.5 million
•Net income of $0.8 million versus a net loss of $3.2 million
•EBITDA(1) of $8.7 million versus $3.4 million
•Adjusted EBITDA(1) of $11.4 million versus $6.2 million
•Gross profit of $27.2 million versus $20.9 million
•Non-GAAP gross profit(1) of $29.4 million (margin of 75%) versus $22.5 million (margin of 73%)

Full Year 2025 Financial Highlights*

•Revenue of $140.5 million, up 17%
•Recurring revenue of $127.3 million, up 11% from $114.5 million
•Net loss of $13.1 million versus a net loss of $11.8 million
•EBITDA(1) of $18.2 million versus $11.4 million
•Adjusted EBITDA(1) of $32.0 million versus $22.5 million
•Gross profit of $94.9 million versus $82.1 million
•Non-GAAP gross profit(1) of $103.0 million (margin of 73%) versus $88.2 million (margin of 74%)

*Financial metrics are compared to the fourth quarter and twelve months of the prior year, respectively.

Recent Business Highlights
•Asure Central™ has progressed strongly since its launch last October, with more than two thirds of our clients upgrading to the new portal to improve their user experience and workflow. The number of customers buying multiple products from us in our payroll business has grown by 10% in the fourth quarter over prior year, helping to drive our increased organic growth.
•Announced the appointment of Mike Eralie as Senior Vice President of Operations. A highly experienced HCM executive, Mr. Eralie, brings a proven track record of scaling organizations for rapid growth while strengthening client experience, demonstrating that operational scale and customer satisfaction can advance together.

(1) This financial measure is not calculated in accordance with GAAP and is defined on page 3 of this press release. A reconciliation of this non-GAAP measure to the most applicable GAAP measure begins on page 10 of this release.

1

Management Commentary

“We are excited to report a strong fourth quarter to finish 2025. Our fourth quarter revenues were up an impressive 28% to $39.3 million versus a year ago and for the year our revenues totaled $140.5 million up 17% year over year. We continued to experience improved attach rates with our products and we believe the recent launch of our Asure Central™ client portal will further accelerate this activity,” said Asure Chairman and CEO Pat Goepel.

“The growth of our business during 2025 was broad based reflecting a healthy demand for our products and solutions. Additionally, we experienced improved profitability during the fourth quarter of 2025, which we believe can continue in 2026. We are excited about the outlook for 2026 and we believe organic growth will improve during the year driven by our expected increasing attach rates as well as additional investment in our sales and marketing efforts.”

Upcoming Event

Fireside Chat on Asure’s Current Perspective on Artificial Intelligence with CEO & Chairman Pat Goepel and CTO Yasmine Rodriguez.

March 11, 2026 at 4:30PM Eastern Time. Event will be webcast. Please go to the investor relations section of Asure’s website at www.asuresoftware.com to register and participate.

First Quarter 2026 and Full Year 2026 Revenue Guidance Ranges

The Company provides guidance for the first quarter of 2026 and full year 2026 based on the Company’s year-to-date results and recent business trends.

Guidance for 2026

Guidance Range	Q1-2026	FY-2026
Revenue	$41.0 M – 43.0 M	$159.0 M – 162.0 M
Adjusted EBITDA(1)	$10.0 M – 11.0 M	23% – 25%

Management uses GAAP, non-GAAP and adjusted measures when planning, monitoring, and evaluating the Company’s performance. The primary purpose of using non-GAAP and adjusted measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does.

Management believes that supplementing GAAP disclosures with non-GAAP and adjusted disclosures provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further, to the extent that other companies use similar methods in calculating adjusted financial measures, the provision of supplemental non-GAAP and adjusted information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP and adjusted operating results.

Management has not provided a reconciliation of guidance of GAAP to non-GAAP or adjusted disclosures because management is unable to predict the nature and materiality of non-recurring expenses without unreasonable effort.

Management’s projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that our actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2026 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Use of Forward-Looking Statements” disclosures on page 5 of this press release as well as the risk factors in our quarterly and annual reports on file with the Securities and Exchange Commission for more information about risk that affect our business and industry.

(1) This financial measure is not calculated in accordance with GAAP and is defined on page 4 of this press release. A reconciliation of this non-GAAP measure to the most applicable GAAP measure begins on page 11 of this release.

2

Conference Call Details

Asure management will host a conference call on Thursday, February 26, 2026, at 3:30 pm Central (4:30 pm Eastern). Asure Chairman and CEO Pat Goepel and CFO John Pence will participate in the conference call followed by a question-and-answer session. The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website. Analysts may participate on the conference call by dialing 877-407-9219 or 201-689-8852.

About Asure Software, Inc.

Asure (Nasdaq: ASUR) provides cloud-based Human Capital Management (HCM) software solutions that assist organizations of all sizes in streamlining their HCM processes. Asure's suite of HCM solutions includes HR, payroll, time and attendance, benefits administration, payroll tax management, and talent management. The company's approach to HR compliance services incorporates AI technology to enhance scalability and efficiency while prioritizing client interactions. For more information, please visit www.asuresoftware.com.

Non-GAAP and Adjusted Financial Measures

This press release includes information about non-GAAP gross profit, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP research and development expense, EBITDA, EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin. These non-GAAP and adjusted financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP and adjusted financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s Condensed Consolidated Financial Statements prepared in accordance with GAAP. Non-GAAP and adjusted financial measures are reconciled to GAAP in the tables set forth in this release and are subject to reclassifications to conform to current period presentations.

Non-GAAP gross profit differs from gross profit in that it excludes amortization, share-based compensation, and one-time items.

Non-GAAP sales and marketing expense differs from sales and marketing expense in that it excludes share-based compensation and one-time items.

Non-GAAP general and administrative expense differs from general and administrative expense in that it excludes share-based compensation and one-time items.

Non-GAAP research and development expense differs from research and development expense in that it excludes share-based compensation and one-time items.

EBITDA differs from net income (loss) in that it excludes items such as interest, income taxes, depreciation, and amortization. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Adjusted EBITDA differs from EBITDA in that it excludes share-based compensation, other income (expense), net and one-time expenses. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

All adjusted and non-GAAP measures presented as “margin” are computed by dividing the applicable adjusted financial measure by total revenue.

Specifically, as applicable to the respective financial measure, management is adjusting for the following items when calculating non-GAAP and adjusted financial measures as applicable for the periods presented. No additional adjustments have been made for potential income tax effects of the adjustments based on the Company’s current and anticipated de minimis effective federal tax rate, resulting from the Company’s continued losses for federal tax purposes and its tax net operating loss balances.

Share-Based Compensation Expenses. The Company’s compensation strategy includes the use of share-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, share-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Depreciation. The Company excludes depreciation of fixed assets. Also included in the expense is the depreciation of capitalized software costs.

Amortization of Purchased Intangibles. The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Interest Expense, Net. The Company excludes accrued interest expense, the amortization of debt discounts and deferred financing costs.

Income Taxes. The Company excludes income taxes, both at the federal and state levels.

One-Time Expenses. The Company’s adjusted financial measures exclude the following costs to normalize comparable reporting periods, as these are generally non-recurring expenses that do not reflect the ongoing operational results. These items are typically not budgeted and are infrequent and unusual in nature.

Settlements, Penalties and Interest. The Company excludes legal settlements, including separation agreements, penalties and interest that are generally one-time in nature and not reflective of the operational results of the business.

Acquisition and Transaction Related Costs. The Company excludes these expenses as they are transaction costs and expenses that are generally one-time in nature and not reflective of the underlying operational results of our business. Examples of these types of expenses include legal, accounting, regulatory, other consulting services, severance and other employee costs.

Other non-recurring Expenses. The Company excludes these as they are generally non-recurring items that are not reflective of the underlying operational results of the business and are generally not anticipated to recur. Some examples of these types of expenses, historically, have included write-offs or impairments of assets, demolition of office space and cybersecurity consultants.

Other (Expense) Income, Net. The Company’s adjusted financial measures exclude Other (Expense) Income, Net because it includes items that are not reflective of the underlying operational results of the business, such as loan forgiveness, adjustments to contingent liabilities and credits earned as part of the CARES Act, passed by Congress in the wake of the coronavirus pandemic.

Use of Forward-Looking Statements

This press release contains certain statements made by management that may constitute “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements about our financial results may include expected or projected U.S GAAP and other operating and non-operating results. The words “believe,” “may,” “will,” “estimate,” “projects,” “anticipate,” “intend,” “expect,” “should,” “plan,” and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include statements we make regarding our operating performance, future results of operations and financial position, revenue growth, earnings or other projections. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions, over many of which we have no control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include—but are not limited to—risks associated with breaches of our security measures; possible fluctuations in our financial and operating results; potential financing needed to meet future capital requirements; access to additional capital; volatility and weakness in bank and capital markets; the financial and other impact of any previous and future acquisitions; privacy concerns and laws and other regulations that may limit the effectiveness of our applications; inability to adopt new or correctly interpret existing money service and money transmitter business status; risk of our software and solutions not functioning adequately; interruptions, delays or changes in our services or our Web hosting; significant costs as a result of operating as a public company; interruptions to supply chains and extended shut down of businesses; risks related to weaknesses in internal control; the inability to continue to release timely updates for changes in laws; the inability to develop new and improved versions of our services and technological developments; customer’s nonrenewal of their agreements and other similar changes; the exposure of market, interest, credit and liquidity risk on client funds held in trust; our operations in highly competitive markets; risks that our clients could have insufficient funds, limitations in the ability to transmit ACH transactions; the nature of our business model; impairment of intangible assets; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; market demand of our Software-as-a-Service offerings; adverse effects to our business a result of claims, lawsuits, and other proceedings; advancements and adoption of artificial intelligence could have a material adverse affect on our business; issues in the use of artificial intelligence in our HCM products and services; adverse changes to financial accounting standards to us; intellectual property risks associated with the use of open source software; failures of our service providers; factors affecting our deferred tax assets and ability to value and utilize them; inability to maintain third-party licensed software; evolving regulation of the Internet, changes in the infrastructure underlying the Internet or interruptions in Internet services; the expiration of Employee Retention Tax Credits (“ERTC”) and the impact of recent regulatory and other measures by governmental authorities-regarding ERTC claims and the corresponding cash collections of existing receivables; our ability to hire, retain and motivate employees and manage our growth; potential enactment of adverse tax laws, regulation, political, economic and social factors; potential sales of a substantial number of shares of our common stock along with its volatility; and risks associated with potential equity-related transactions including dividends, rights under the stockholder plan to discourage certain actions and other impacts as a result of actions of our stockholders.
Please review the Company’s risk factors in its annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2026.

The forward-looking statements, including the financial guidance and 2026 outlook, contained in this press release represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations with regard to these forward looking statements or any change in events, conditions or circumstances on which any such statements are based. © 2026 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash , cash equivalents, and restricted cash	$25,244	$21,425
Accounts receivable, net of allowance for credit losses of $7,206 and $6,328 at December 31, 2025 and December 31, 2024, respectively	15,859	18,154
Inventory	2,826	195
Prepaid expenses and other current assets	6,329	4,888
Total current assets before funds held for clients	50,258	44,662
Funds held for clients	228,111	192,615
Total current assets	278,369	237,277
Property and equipment, net	27,810	19,669
Goodwill	115,759	94,724
Intangible assets, net	87,911	69,114
Operating lease assets, net	6,028	4,041
Other assets, net	15,542	11,813
Total assets	$531,419	$436,638
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of notes payable	$4,344	$7,008
Accounts payable	2,174	1,364
Accrued compensation and benefits	4,723	4,485
Lease liabilities, current	1,956	1,438
Other accrued liabilities	6,422	6,600
Deferred revenue	11,622	8,363
Total current liabilities before client fund obligations	31,241	29,258
Client fund obligations	228,482	194,378
Total current liabilities	259,723	223,636
Long-term liabilities:
Deferred revenue	1,909	3,430
Deferred tax liability	3,264	2,612
Notes payable, net of current portion	63,282	5,709
Lease liabilities, noncurrent	5,221	3,578
Other liabilities	224	358
Total long-term liabilities	73,900	15,687
Total liabilities	333,623	239,323
Stockholders’ equity:
Preferred stock, $0.01 par value; 1,500 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 44,000 shares authorized; 28,076 and 26,671 shares issued, 28,076 and 26,671 shares outstanding at December 31, 2025 and December 31, 2024, respectively	281	267
Treasury stock at cost, zero(1) shares at December 31, 2025 and December 31, 2024	—	—
Additional paid-in capital	517,432	504,849
Accumulated deficit	(320,352)	(307,226)
Accumulated other comprehensive income (loss)	435	(575)
Total stockholders’ equity	197,796	197,315
Total liabilities and stockholders’ equity	$531,419	$436,638
(1) The aggregate Treasury stock of prior repurchases of the Company's own common stock was retired and subsequently issued effective January 1, 2024. See the Consolidated
Statement of Changes in Stockholders' Equity for the impact of this transaction.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Revenue:
Recurring	$33,664	$28,521	$127,288	$114,471
Professional services, hardware and other	5,647	2,271	13,253	5,321
Total revenue	39,311	30,792	140,541	119,792
Cost of sales	12,098	9,864	45,667	37,685
Gross profit	27,213	20,928	94,874	82,107
Operating expenses:
Sales and marketing	7,991	6,945	33,569	28,316
General and administrative	11,308	9,940	45,831	40,499
Research and development	1,123	2,103	5,599	7,807
Amortization of intangible assets	5,033	4,432	18,283	16,222
Total operating expenses	25,455	23,420	103,282	92,844
Loss from operations	1,758	(2,492)	(8,408)	(10,737)
Interest income	171	151	869	913
Interest expense	(1,830)	(362)	(5,056)	(1,024)
Other income (expense), net	(191)	(2)	121	8
Loss from operations before income taxes	(92)	(2,705)	(12,474)	(10,840)
Income tax expense (benefit)	(849)	499	652	933
Net income (loss)	757	(3,204)	(13,126)	(11,773)
Other comprehensive income:
Unrealized gain on marketable securities	1,010	1,581	1,010	540
Comprehensive income (loss)	$1,767	$(1,623)	$(12,116)	$(11,233)

Basic and diluted loss per share
Basic	$0.03	$(0.12)	$(0.48)	$(0.45)
Diluted	$0.03	$(0.12)	$(0.48)	$(0.45)

Weighted average basic and diluted shares
Basic	27,944	26,602	27,430	26,054
Diluted	28,457	26,602	27,430	26,054

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(13,126)	$(11,773)
Adjustments to reconcile loss to net cash provided by operations:
Depreciation and amortization	26,439	22,142
Amortization of operating lease assets	1,560	1,386
Amortization of debt financing costs and discount	1,253	726
Non-cash interest expense	3,802	298
Net accretion of discounts and amortization of premiums on available-for-sale securities	(398)	(377)
Provision for expected losses	1,122	46
Provision for deferred income taxes	652	884
Loss on extinguishment of debt	71	—
Net realized gains on sales of available-for-sale securities	(2,949)	(2,609)
Share-based compensation	7,739	6,444
Changes in operating assets and liabilities:
Accounts receivable	3,193	(3,998)
Inventory	750	(41)
Prepaid expenses and other assets	(1,165)	(1,886)
Accounts payable	335	(1,206)
Accrued expenses and other long-term obligations	(3,650)	(1,103)
Lease liabilities	(1,661)	(1,555)
Deferred revenue	(1,749)	2,010
Net cash provided by operating activities	22,218	9,388
Cash flows from investing activities:
Business combination consideration, net of cash acquired	(37,500)	(7,900)
Acquisition of intangible assets	(15,666)	(5,356)
Purchases of property and equipment	(787)	(692)
Software capitalization costs	(13,733)	(10,187)
Purchases of available-for-sale securities	(44,614)	(15,643)
Proceeds from sales and maturities of available-for-sale securities	25,623	20,522
Net cash used in investing activities	(86,677)	(19,256)
Cash flows from financing activities:
Payments of finance lease principal	(19)	—
Proceeds from notes payable, net of issuance costs	57,975	4,995
Payments of notes payable	(7,200)	(420)
Debt extinguishment costs	(100)	—
Net proceeds from issuance of common stock	1,336	1,370
Capital raise fees	—	(132)
Payments made on amounts due for the acquisition of intangibles	(2,647)	(1,513)
Net change in client fund obligations	34,105	(26,342)
Net cash provided by (used in) financing activities	83,450	(22,042)
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	18,991	(31,910)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	145,712	177,622
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$164,703	$145,712

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)

	Year Ended December 31,
	2025	2024

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	$25,244	$21,425
Restricted cash and restricted cash equivalents included in funds held for clients	139,459	124,287
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$164,703	$145,712

Supplemental information:
Cash paid for interest	$3,294	$—
Cash paid for income taxes	$—	$18

Non-cash investing and financing activities:
Acquisition of intangible assets	$488	$5,338
Notes payable issued for acquisitions	$5,524	$3,107
Shares issued for acquisitions	$956	$9,125
Shares issued for debt payments	$2,566	$—

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES
(unaudited)

(in thousands)	Q4-25	Q3-25	Q2-25	Q1-25	Q4-24	Q3-24	Q2-24	Q1-24
Revenue(1)	$39,311	$36,252	$30,124	$34,854	$30,792	$29,304	$28,044	$31,652

Gross Profit to non-GAAP Gross Profit
Gross Profit	$27,213	$23,142	$19,911	$24,608	$20,928	$19,704	$18,868	$22,607
Gross Margin	69.2%	63.8%	66.1%	70.6%	68.0%	67.2%	67.3%	71.4%

Share-based Compensation	46	46	46	44	44	44	43	40
Depreciation	1,419	1,795	1,378	1,369	1,190	1,232	1,145	1,110
Amortization - intangibles	362	365	370	50	50	50	50	50
One-time expenses
Settlements, penalties & interest	224	2	46	29	25	2	3	—
Acquisition and transaction costs	182	50	—	167	221	367	264	39
Other non-recurring expenses	—	1	106	—	84	—	—	—
Non-GAAP Gross Profit	$29,446	$25,401	$21,857	$26,267	$22,542	$21,399	$20,373	$23,846
Non-GAAP Gross Margin	74.9%	70.1%	72.6%	75.4%	73.2%	73.0%	72.6%	75.3%

Sales and Marketing Expense to non-GAAP Sales and Marketing Expense
Sales and Marketing Expense	$7,991	$9,043	$8,149	$8,386	$6,945	$6,680	$6,924	$7,767

Share-based Compensation	276	323	332	322	251	269	237	243
Depreciation	1	1	1	1	—	1	—	1
One-time expenses
Settlements, penalties & interest	174	57	40	51	78	(5)	5	18
Acquisition and transaction costs	70	68	30	30	9	68	37	11
Other non-recurring expenses	—	1361	164	—	52	—	—	—
Non-GAAP Sales and Marketing Expense	$7,470	$7,233	$7,582	$7,982	$6,555	$6,347	$6,645	$7,494

General and Administrative Expense to non-GAAP General and Administrative Expense
General and Administrative Expense	$11,308	$11,655	$10,968	$11,900	$9,940	$10,378	$10,118	$10,063

Share-based Compensation	1,593	1,499	1,419	1,407	1,081	1,187	1,122	1,535
Depreciation	284	254	261	244	269	264	256	251
One-time expenses
Settlements, penalties & interest	(494)	449	365	492	142	377	304	98
Acquisition and transaction costs	258	427	812	491	282	371	245	57
Other non-recurring expenses	3	20	189	136	220	253	—	86
Non-GAAP General and Administrative Expense	$9,664	$9,006	$7,922	$9,130	$7,946	$7,926	$8,191	$8,036

Research and Development Expense to non-GAAP Research and Development Expense
Research and Development Expense	$1,123	$1,174	$1,273	$2,029	$2,103	$1,973	$1,962	$1,769

Share-based Compensation	103	99	94	90	87	90	86	85
Depreciation	1	1	(1)	$—	$—	$—	$—	$—
One-time expenses
Settlements, penalties & interest	67	17	33	9	21	—	27	31
Acquisition and transaction costs	—	—	—	91	153	195	369	147
Other non-recurring expenses	—	—	35	—	29	—	—	—
Non-GAAP Research and Development Expense	$952	$1,057	$1,112	$1,838	$1,813	$1,688	$1,480	$1,506

(1)Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period.

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES (cont.)
(unaudited)

(in thousands)	Q4-25	Q3-25	Q2-25	Q1-25	Q4-24	Q3-24	Q2-24	Q1-24
Revenue(1)	$39,311	$36,252	$30,124	$34,854	$30,792	$29,304	$28,044	$31,652

GAAP Net Loss to Adjusted EBITDA
GAAP Net Loss	$757	$(5,362)	$(6,123)	$(2,398)	$(3,204)	$(3,901)	$(4,360)	$(308)

Interest expense, net	1,659	1,716	532	280	211	109	(53)	(156)
Income taxes	(849)	367	843	291	499	170	231	33
Depreciation	1,705	2,050	1,640	1,614	1,460	1,497	1,402	1,361
Amortization - intangibles	5,397	5,132	4,543	4,358	4,482	4,345	4,096	3,499
EBITDA	$8,669	$3,903	$1,435	$4,145	$3,448	$2,220	$1,316	$4,429
EBITDA Margin	22.1%	10.8%	4.8%	11.9%	11.2%	7.6%	4.7%	14.0%

Share-based Compensation	2,018	1,967	1,891	1,863	1,463	1,591	1,488	1,902
One Time Expenses
Settlements, penalties & interest	(29)	525	484	581	266	375	339	147
Acquisition and transaction costs	510	545	842	779	665	1,001	914	254
Other non-recurring expenses	3	1,382	494	136	385	253	—	86
Other expense (income), net	192	(220)	96	(188)	2	—	—	(10)
Adjusted EBITDA	$11,363	$8,102	$5,242	$7,316	$6,229	$5,440	$4,057	$6,808
Adjusted EBITDA Margin	28.9%	22.3%	17.4%	21.0%	20.2%	18.6%	14.5%	21.5%

(1)Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period.

Investor Relations Contact
Patrick McKillop
Vice President, Investor Relations
617-335-5058
patrick.mckillop@asuresoftware.com